Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month and Nine-Month Periods Ended September 30, 2013

HUNTERSVILLE, NC, November 14, 2013—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing energy efficiency programs for utilities, today announced its results for the three-month and nine-month periods ended September 30, 2013.  “We are very pleased with the continued growth in revenue and margin improvements realized during the third quarter,” commented John O’Rourke, Lime Energy’s CEO.  “The quarterly results, which were largely in line with our expectations, benefited from the ramp up of our new utility contracts and continued efficiency improvements in existing programs.”

Results for the three-month period ended September 30, 2013:

•                  Consolidated revenue from continuing operations increased $4.7 million, or 54.9% to $13.4 million.

•                  Gross profit increased $2.1 million, or 125.2%, to $3.7 million.  The gross profit margin improved from 19.1% to 27.7%.

•                  Selling, general and administrative expense declined $764 thousand, or 11.8% to $5.7 million.  Third quarter SG&A expense included $657 thousand of expenses related to the restatement and ongoing stockholder lawsuits compared to $1.5 million in the year-earlier period.  Excluding these unusual expenses, SG&A increased $77 thousand, or 4.4%.

•                  The loss from continuing operations declined $1.3 million, or 26.9%, to $3.5 million.

•                  The loss from discontinued operations declined $1.5 million, or 81.7%, to $329 thousand.

•                  The net loss declined $2.8 million, or 41.8%, to $3.8 million.

•                  The basic and diluted loss per share from continuing operations declined $0.36 to $0.98 from $1.34.  The loss per share from discontinued operations declined $0.41 to $0.09 from $0.50.  The total net loss per share declined $0.77 to $1.07 from $1.84.  The expenses related to the restatement and stockholder lawsuits contributed $0.18 and $0.42 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended September 30, 2013 and 2012, respectively.

•                  The adjusted EBITDA loss declined $2.8, or 62.4%, to $1.7 million from $4.5 million.  Excluding expenses related to the restatement and stockholder lawsuits, the adjusted EBITDA loss declined $1.9 million, or 65.7% to $1.0 million from $3.0 million.*

Results for the nine-month period ended September 30, 2013:

•                  Consolidated revenue from continuing operations increased $12.3 million, or 49.0%, to $37.5 million.

•                  Gross profit increased $4.9 million, or 94.0%, to $10.1 million.  The gross profit margin improved from 20.6% to 26.9%.

•                  Selling, general and administrative expense increased $710 thousand, or 4.3%, to $17.1 million.  Expenses related to the restatement and ongoing stockholder lawsuits included in SG&A increased $1.4 million, or 91.8%, to $2.9 million from $1.5 million.  Excluding these unusual expenses, SG&A expense declined $665 thousand, or 4.5% to $14.3 million.

•                  The loss from continuing operations declined $2.1 million, or 18.9% to $9.1 million.  Adjusting for the unusual expenses, the loss from continuing operations declined $745 thousand, or 5.9%, to $12.0 million.

•                  The loss from discontinued operations declined $738 thousand, or 17.4%, to $3.5 million.

•                  The net loss declined $2.9 million, or 18.5%.  Adjusting for the expenses related to the restatement and stockholder lawsuits, the net loss declined $1.5 million, or 8.8%, to $15.5 million.

•                  The basic and diluted loss per share from continuing operations declined $0.67 to $2.53 from $3.20.  The loss per share from discontinued operations decreased $0.24 per share to $0.97 from 1.21. The total net loss per share declined $0.91 to $3.50 from $4.41.  The expenses related to the restatement and stockholder lawsuits contributed $0.80 and $0.43 to the basic and diluted loss per share from continuing operations and the total net loss per share for the nine-month periods ended September 30, 2013 and 2012, respectively.

•                  The adjusted EBITDA loss, excluding the loss from discontinued operations, declined $2.8 million, or 32.3%, to $6.0 million.  Excluding expenses related to the restatement and stockholder lawsuits, the adjusted EBITDA loss, excluding discontinued operations, declined $4.2 million, or 57.7%, to $3.1 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  In September 2013 our contract with National Grid was extended for an additional two-year period;

•                  In September 2013, we converted all our outstanding subordinated notes to preferred stock and raised $2.5 million through the sale of additional shares of preferred stock;

•                  In September 2013, we promoted Adam Procell to be our President and Chief Operating Officer;

•                  In early October 2013, we regained compliance with NASDAQ’s requirements for continued listing;

•                  On November 1, 2013, we completed the sale of GES-Port Charlotte and repaid the term loan with PNC Bank used to construct the Zemel Road generating facility; and

•                  On November 6, 2013, we sold our regional service business.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended
	September 30,		Change
	2013	2012	$	%

Revenue	$13,354	$8,622	$4,732	54.9%
Cost of sales	9,651	6,978	2,673	38.3%
Gross profit	3,703	1,644	2,059	125.2%

Selling, general and administrative expenses	5,697	6,461	(764)	-11.8%
Amortization of intangibles	—	6	(6)	-100.0%
Operating loss	(1,994)	(4,823)	2,829	-58.7%

Interest (expense) income, net	(1,517)	18	(1,535)	-8527.8%

Loss from continuing operations	(3,511)	(4,805)	1,294	-26.9%

Loss from operation of discontinued business	(329)	(1,792)	1,463	-81.6%

Net loss	$(3,840)	$(6,597)	$2,757	-41.8%

Preferred stock dividends	(22)	—	(22)	100.0%

Net loss available to common stockholders	$(3,818)	$(6,597)	$2,779	-42.1%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(0.98)	$(1.34)	$0.36	-26.9%
Discontinued operations	(0.09)	(0.50)	0.41	-82.0%
Total	$(1.07)	$(1.84)	0.77	-41.8%

Weighted Average Common Shares Outstanding	3,593	3,578

Adjusted EBITDA	$(1,672)	$(4,300)	$2,628	-61.1%

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Nine Months Ended
	September 30,		Change
	2013	2012	$	%

Revenue	$37,513	$25,173	$12,340	49.0%
Cost of sales	27,433	19,976	7,457	37.3%
Gross profit	10,080	5,197	4,883	94.0%

Selling, general and administrative expenses	17,142	16,432	710	4.3%
Amortization of intangibles	10	19	(9)	-47.4%
Operating loss	(7,072)	(11,254)	4,182	-37.2%

Interest (expense) income, net	(2,013)	49	(2,062)	-4208.2%

Loss from continuing operations	(9,085)	(11,205)	2,120	-18.9%

Loss from operation of discontinued business	(3,504)	(4,242)	738	-17.4%

Net loss	$(12,589)	$(15,447)	$2,858	-18.5%

Preferred stock dividends	(22)	—	(22)	100.0%

Net loss available to common stockholders	$(12,567)	$(15,447)	$2,880	-18.6%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(2.53)	$(3.20)	$0.67	-20.9%
Discontinued operations	(0.97)	(1.21)	0.24	-19.8%
Total	$(3.50)	$(4.41)	0.91	-20.6%

Weighted Average Common Shares Outstanding	3,594	3,500

Adjusted EBITDA	$(5,970)	$(8,659)	$2,689	-31.1%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss	$(3,840)	$(6,597)	$(12,589)	$(15,447)

Interest (expense) income, net	1,517	(18)	2,013	(49)
Depreciation & amortization	261	468	793	1,388
Provision for income taxes	—	—	—	—
EBITDA	(2,062)	(6,147)	(9,783)	(14,108)

Share based compensation	115	200	492	1,675
Loss from operation of discontinued business (1)	275	1,647	3,321	3,774

Adjusted EBITDA	$(1,672)	$(4,300)	$(5,970)	$(8,659)

Costs related to restatement activities and defense of stockholder lawsuits	657	1,498	2,873	1,498

Adjusted EBITDA excluding one-time restatement and legal costs	$(1,015)	$(2,802)	$(3,097)	$(7,161)

(1)         Excludes depreciation and share-based compensation expense.

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month and nine-month periods ended September 30, 2013, are available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The company will hold a conference call with investors on Thursday November 14, 2013 at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-877-280-4953 and entering passcode 77877633. International callers can dial 1-857-244-7310 and use the same passcode.

The call will be available for replay immediately following the call until February 14, 2014 by dialing toll free 1-888-286-8010 or 1-617-801-6888.  The replay will require use of passcode 25466935.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Karen Pigg

(704) 892-4442

aconger@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.